Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Full Year 2017 Diluted EPS of $30.23, or $22.60 as adjusted

Fourth Quarter 2017 Diluted EPS of $14.07, or $6.24 as adjusted

▪	Record $367 billion of full year total net inflows reflects continued strength of diversified business model
▪	$103 billion of fourth quarter net inflows, positive across active, index and iShares® and cash management
▪	12% full year revenue growth driven by growth in base fees, performance fees, and technology and risk management revenue
▪	15% increase in full year operating income (13% as adjusted) reflects operating margin expansion
▪	59% increase in full year diluted EPS reflects net tax benefit from Tax Cuts and Jobs Act (17% as adjusted)
▪	Returned $2.8 billion to shareholders in 2017
▪	Board of Directors approves 15% increase in quarterly cash dividend to $2.88 per share

FINANCIAL RESULTS

	Q4	Q4			Q3			Full Year
(in millions, except per share data)	2017	2016	Change		2017	Change		2017	2016	Change
AUM	$6,288,195	$5,147,852	22%		$5,976,892	5%		$6,288,195	$5,147,852	22%
Total net flows	$102,929	$98,050			$96,112			$367,254	$202,191
GAAP basis:
Revenue	$3,469	$2,890	20%		$3,233	7%		$12,491	$11,155	12%
Operating income	$1,489	$1,225	22%		$1,394	7%		$5,272	$4,570	15%
Operating margin	42.9%	42.4%	50	bps	43.1%	(20	) bps	42.2%	41.0%	120	bps
Net income(1) (2)	$2,304	$851	171%		$947	143%		$4,970	$3,172	57%
Diluted EPS	$14.07	$5.13	174%		$5.78	143%		$30.23	$19.04	59%
Weighted average diluted shares	163.8	165.9	(1)%		163.8	-%		164.4	166.6	(1)%
As Adjusted:
Operating income(3)	$1,492	$1,232	21%		$1,398	7%		$5,287	$4,674	13%
Operating margin(3)	44.8%	44.4%	40	bps	45.0%	(20	) bps	44.1%	43.7%	40	bps
Net income(1) (3)	$1,022	$852	20%		$969	5%		$3,716	$3,214	16%
Diluted EPS(3)	$6.24	$5.14	21%		$5.92	5%		$22.60	$19.29	17%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	GAAP net income for fourth quarter and full year 2017 reflects $1.2 billion of net tax benefit related to the Tax Cuts and Jobs Act. See page 10 for more information.
(3)	See notes (1) through (3) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 12 and 13 for more information on as adjusted items and the reconciliation to GAAP.

New York, January 12, 2018 — BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2017.

“BlackRock’s record 2017 results reflect the long-term investments we’ve consistently made in our business to better serve clients,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “$367 billion of total net inflows for the year were the strongest flows in BlackRock’s history, and included $103 billion in the fourth quarter.

“Full year net inflows represented 7% organic asset growth and were positive across client types, asset classes, major regions and investment styles. Investors are increasingly seeking comprehensive solutions, and BlackRock’s differentiated ability to offer scaled investment strategies, industry leading risk management and portfolio construction technology and thought leadership is driving deeper client partnerships than ever before. And we continue to expand the global reach of our integrated platform to investors in high growth geographies like China, where earlier this month we obtained our private fund management registration to manufacture and distribute onshore investment products.

“iShares ETFs generated $245 billion of full year net inflows, as an increasingly diverse set of institutional and retail clients are using ETFs for asset allocation and alpha generation. Investors are using both equity and fixed income ETFs in their portfolios for Core and precision exposures and as financial instruments. Investments made in iShares ETFs drove expanded market share in 2017 and enabled us to once again capture the #1 share of industry ETF flows globally, in the United States and Europe, and in both equity and fixed income products.

“In alpha-seeking strategies, we are leveraging the powerful combination of human investment expertise and sophisticated data analytics. Performance across our alpha-seeking strategies remains strong and drove $24 billion of net inflows in 2017.

“Technology and risk management revenue, powered by Aladdin®, increased 14% for the full year, and demand remains strong across our full range of capabilities. In 2017, we expanded our technology reach, scaling our distribution capabilities through Aladdin Risk for Wealth Management, Cachematrix, iCapital and Scalable Capital. We continue to invest in technology and data to generate improved alpha, better serve our clients and more efficiently run our business.

“Throughout BlackRock’s 30-year history, we have been driven by a fiduciary commitment to our clients, a culture of innovation, a passion for performance and a workplace that embraces diversity and inclusion. We are fortunate to have dedicated employees who share our vision of creating better financial futures for clients. We enter 2018 well positioned to continue investing for future growth, developing our talent and delivering differentiated value for clients and shareholders alike.”

CAPITAL MANAGEMENT

BlackRock’s Board of Directors approved a 15% increase in the quarterly cash dividend to $2.88 per share, payable March 22, 2018, to shareholders of record at the close of business on March 7, 2018.

RESULTS BY CLIENT TYPE

				December 31, 2017	Q4 2017
	Q4 2017	December 31, 2017	Q4 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Retail	$11,391	$628,377	$858	10%	29%
iShares ETFs	54,800	1,752,239	1,123	28%	39%
Institutional:
Active	2,187	1,139,308	508	18%	18%
Index	12,202	2,316,807	257	37%	9%
Total institutional	14,389	3,456,115	765	55%	27%
Long-term	80,580	5,836,731	2,746	93%	95%
Cash management	23,406	449,949	150	7%	5%
Advisory	(1,057)	1,515	-	-	-
Total	$102,929	$6,288,195	$2,896	100%	100%

RESULTS BY PRODUCT TYPE

				December 31, 2017	Q4 2017
	Q4 2017	December 31, 2017	Q4 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Equity	$35,782	$3,371,641	$1,493	53%	51%
Fixed income	42,951	1,855,465	754	30%	26%
Multi-asset	4,923	480,278	305	8%	11%
Alternatives	(3,076)	129,347	194	2%	7%
Long-term	80,580	5,836,731	2,746	93%	95%
Cash management	23,406	449,949	150	7%	5%
Advisory	(1,057)	1,515	-	-	-
Total	$102,929	$6,288,195	$2,896	100%	100%

RESULTS BY INVESTMENT STYLE

				December 31, 2017	Q4 2017
	Q4 2017	December 31, 2017	Q4 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Active	$12,962	$1,696,005	$1,353	27%	47%
Index and iShares ETFs	67,618	4,140,726	1,393	66%	48%
Long-term	80,580	5,836,731	2,746	93%	95%
Cash management	23,406	449,949	150	7%	5%
Advisory	(1,057)	1,515	-	-	-
Total	$102,929	$6,288,195	$2,896	100%	100%
(1)	Base fees include investment advisory, administration fees and securities lending revenue.

BUSINESS HIGHLIGHTS

Long-term net inflows were positive across all major regions, with net inflows of $55.3 billion, $17.9 billion and $7.4 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At December 31, 2017, BlackRock managed 63% of its long-term AUM for clients in the Americas, 29% for clients in EMEA and 8% for clients in Asia-Pacific.

The Company’s net flows by client type for the fourth quarter of 2017 are presented below.

▪

Retail long-term net inflows of $11.4 billion reflected net inflows of $7.4 billion in the United States and $4.0 billion internationally. Fixed income net inflows of $8.0 billion were diversified across our top-performing active platform, led by net inflows into unconstrained, short duration and municipals categories. Multi-asset net inflows of $2.0 billion were largely due to inflows into the Multi-asset Income fund family. Equity net inflows of $1.1 billion were paced by flows into international equities.

▪

iShares ETFs long-term net inflows of $54.8 billion reflected strength in iShares Core, precision exposure and financial instrument ETFs. Equity net inflows of $44.9 billion were driven by both U.S. and international equity market exposures. Fixed income net inflows of $8.7 billion reflected inflows into broad fixed income and investment grade corporate funds. Commodities iShares generated $1.0 billion of net inflows.

▪

Institutional active long-term net inflows of $2.2 billion were led by multi-asset net inflows of $2.9 billion, reflecting ongoing demand for our LifePath® target-date series and factors strategies, and fixed income net inflows of $2.3 billion. Equity net outflows of $1.2 billion were primarily due to outflows in fundamental active equities. Alternatives net inflows were $2.1 billion, excluding $3.9 billion of capital return associated with real estate and private equity fund-of-funds, or $1.8 billion of total net outflows. Momentum in illiquid alternatives fundraising continued, with $17 billion of committed capital available to invest on behalf of clients.

▪

Institutional index long-term net inflows of $12.2 billion included fixed income net inflows of $24.0 billion, led by demand for liability-driven solutions, partially offset by equity net outflows of $9.0 billion. Alternatives net outflows of $2.5 billion were primarily due to outflows from passive currency overlays.

Cash management AUM increased 6% from the prior quarter to $449.9 billion.

INVESTMENT PERFORMANCE AT DECEMBER 31, 2017 (1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	81%	73%	90%
Tax-exempt	52%	68%	72%
Index AUM within or above applicable tolerance	96%	93%	99%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	70%	72%	73%
Systematic	83%	87%	90%
Index AUM within or above applicable tolerance	96%	99%	98%
(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 14 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Friday, January 12, 2018 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 6567048). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Friday, January 12, 2018 and ending at midnight on Friday, January 26, 2018. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 6567048. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock helps investors build better financial futures.  As a fiduciary to our clients, we provide the investment and technology solutions they need when planning for their most important goals. As of December 31, 2017, the firm managed approximately $6.288 trillion in assets on behalf of investors worldwide.  For additional information on BlackRock, please visit www.blackrock.com | Twitter: @blackrock | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	December 31,				September 30,
	2017	2016	Change		2017	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,896	$2,486	$410		$2,792	$104
Investment advisory performance fees	285	129	156		191	94
Technology and risk management revenue(a)	180	156	24		175	5
Distribution fees	7	9	(2)		5	2
Advisory and other revenue(a)	101	110	(9)		70	31
Total revenue	3,469	2,890	579		3,233	236

Expense
Employee compensation and benefits	1,147	987	160		1,088	59
Distribution and servicing costs	131	109	22		123	8
Amortization of deferred sales commissions	4	7	(3)		4	-
Direct fund expense	238	183	55		234	4
General and administration	448	355	93		363	85
Amortization of intangible assets	12	24	(12)		27	(15)
Total expense	1,980	1,665	315		1,839	141

Operating income	1,489	1,225	264		1,394	95

Nonoperating income (expense)
Net gain (loss) on investments	33	6	27		41	(8)
Interest and dividend income	14	7	7		15	(1)
Interest expense	(46)	(51)	5		(46)	-
Total nonoperating income (expense)	1	(38)	39		10	(9)

Income before income taxes	1,490	1,187	303		1,404	86
Income tax expense (benefit)	(820)	336	(1,156)		445	(1,265)
Net income	2,310	851	1,459		959	1,351
Less:
Net income (loss) attributable to noncontrolling interests	6	-	6		12	(6)
Net income attributable to BlackRock, Inc.	$2,304	$851	$1,453		$947	$1,357

Weighted-average common shares outstanding
Basic	161,272,950	163,441,552	(2,168,602)		161,872,716	(599,766)
Diluted	163,777,534	165,854,167	(2,076,633)		163,773,546	3,988
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$14.29	$5.21	$9.08		$5.85	$8.44
Diluted	$14.07	$5.13	$8.94		$5.78	$8.29
Cash dividends declared and paid per share	$2.50	$2.29	$0.21		$2.50	$-

Supplemental information:

AUM (end of period)	$6,288,195	$5,147,852	$1,140,343		$5,976,892	$311,303
Shares outstanding (end of period)	161,046,825	163,121,291	(2,074,466)		161,597,770	(550,945)
GAAP:
Operating margin	42.9%	42.4%	50	bps	43.1%	(20	) bps
Effective tax rate	(55.2)%	28.3%	(8,350	) bps	32.0%	(8,720	) bps
As adjusted:
Operating income (1)	$1,492	$1,232	$260		$1,398	$94
Operating margin (1)	44.8%	44.4%	40	bps	45.0%	(20	) bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(5)	$(38)	$33		$(2)	$(3)
Net income attributable to BlackRock, Inc. (2)	$1,022	$852	$170		$969	$53
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$6.24	$5.14	$1.10		$5.92	$0.32
Effective tax rate	31.3%	28.6%	270	bps	30.6%	70	bps

See pages 12-13 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

(a) Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions® and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $234 million for the three months ended December 31, 2017. The prior period amount reported for BlackRock Solutions and advisory of $197 million for the three months ended December 31, 2016 has been reclassified to conform to the current presentation.  See page 9 for further information.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Year Ended
	December 31,
	2017	2016	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$10,893	$9,880	$1,013
Investment advisory performance fees	594	295	299
Technology and risk management revenue(a)	677	595	82
Distribution fees	24	41	(17)
Advisory and other revenue(a)	303	344	(41)
Total revenue	12,491	11,155	1,336

Expense
Employee compensation and benefits	4,255	3,880	375
Distribution and servicing costs	492	429	63
Amortization of deferred sales commissions	17	34	(17)
Direct fund expense	904	766	138
General and administration	1,462	1,301	161
Restructuring charge	-	76	(76)
Amortization of intangible assets	89	99	(10)
Total expense	7,219	6,585	634

Operating income	5,272	4,570	702

Nonoperating income (expense)
Net gain (loss) on investments	161	55	106
Interest and dividend income	49	40	9
Interest expense	(205)	(205)	-
Total nonoperating income (expense)	5	(110)	115

Income before income taxes	5,277	4,460	817
Income tax expense	270	1,290	(1,020)
Net income	5,007	3,170	1,837
Less:
Net income (loss) attributable to noncontrolling interests	37	(2)	39
Net income attributable to BlackRock, Inc.	$4,970	$3,172	$1,798

Weighted-average common shares outstanding
Basic	162,160,601	164,425,858	(2,265,257)
Diluted	164,415,035	166,579,752	(2,164,717)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$30.65	$19.29	$11.36
Diluted	$30.23	$19.04	$11.19
Cash dividends declared and paid per share	$10.00	$9.16	$0.84

Supplemental information:

AUM (end of period)	$6,288,195	$5,147,852	$1,140,343
Shares outstanding (end of period)	161,046,825	163,121,291	(2,074,466)
GAAP:
Operating margin	42.2%	41.0%	120	bps
Effective tax rate	5.2%	28.9%	(2,370	) bps
As adjusted:
Operating income (1)	$5,287	$4,674	$613
Operating margin (1)	44.1%	43.7%	40	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(32)	$(108)	$76
Net income attributable to BlackRock, Inc. (2)	$3,716	$3,214	$502
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$22.60	$19.29	$3.31
Effective tax rate	29.3%	29.6%	(30	) bps

See pages 12-13 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

(a) Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $805 million for the year ended December 31, 2017.  The prior period amount reported for BlackRock Solutions and advisory of $714 million for the year ended December 31, 2016 has been reclassified to conform to the current presentation.  See page 9 for further information.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	September 30,	inflows	Market		December 31,
	2017	(outflows)	change	FX impact (1)	2017	Average AUM (2)
Retail:
Equity	$225,668	$1,135	$5,706	$709	$233,218	$229,625
Fixed income	248,348	8,006	652	565	257,571	252,740
Multi-asset	118,062	1,990	682	121	120,855	119,514
Alternatives	16,443	260	(17)	47	16,733	16,562
Retail subtotal	608,521	11,391	7,023	1,442	628,377	618,441
iShares ETFs:
Equity	1,228,395	44,888	54,910	1,417	1,329,610	1,284,240
Fixed income	386,267	8,672	(608)	921	395,252	390,409
Multi-asset	3,491	262	8	-	3,761	3,670
Alternatives	22,284	978	341	13	23,616	22,874
iShares ETFs subtotal	1,640,437	54,800	54,651	2,351	1,752,239	1,701,193
Institutional:
Active:
Equity	130,366	(1,236)	7,658	397	137,185	133,465
Fixed income	562,027	2,313	4,832	878	570,050	565,001
Multi-asset	327,733	2,910	15,635	1,547	347,825	336,773
Alternatives	85,098	(1,800)	749	201	84,248	84,400
Active subtotal	1,105,224	2,187	28,874	3,023	1,139,308	1,119,639
Index:
Equity	1,588,036	(9,005)	89,810	2,787	1,671,628	1,634,336
Fixed income	591,778	23,960	13,835	3,019	632,592	609,295
Multi-asset	7,741	(239)	328	7	7,837	7,826
Alternatives	7,146	(2,514)	101	17	4,750	5,404
Index subtotal	2,194,701	12,202	104,074	5,830	2,316,807	2,256,861
Institutional subtotal	3,299,925	14,389	132,948	8,853	3,456,115	3,376,500
Long-term	5,548,883	80,580	194,622	12,646	5,836,731	5,696,134
Cash management	425,423	23,406	389	731	449,949	437,747
Advisory (3)	2,586	(1,057)	(16)	2	1,515	2,069
Total	$5,976,892	$102,929	$194,995	$13,379	$6,288,195	$6,135,950

Current Quarter Component Changes by Investment Style and Product Type (Long-term)
		Net
	September 30,	inflows	Market		December 31,
	2017	(outflows)	change	FX impact (1)	2017	Average AUM (2)
Active:
Equity	$300,176	$(1,031)	$11,168	$896	$311,209	$305,606
Fixed income	797,840	10,633	5,298	1,364	815,135	805,339
Multi-asset	445,795	4,900	16,317	1,667	468,679	456,287
Alternatives	101,541	(1,540)	733	248	100,982	100,961
Active subtotal	1,645,352	12,962	33,516	4,175	1,696,005	1,668,193
Index and iShares ETFs:
iShares ETFs:
Equity	1,228,395	44,888	54,910	1,417	1,329,610	1,284,240
Fixed income	386,267	8,672	(608)	921	395,252	390,409
Multi-asset	3,491	262	8	-	3,761	3,670
Alternatives	22,284	978	341	13	23,616	22,874
iShares ETFs subtotal	1,640,437	54,800	54,651	2,351	1,752,239	1,701,193
Non-ETF Index:
Equity	1,643,894	(8,075)	92,006	2,997	1,730,822	1,691,820
Fixed income	604,313	23,646	14,021	3,098	645,078	621,697
Multi-asset	7,741	(239)	328	8	7,838	7,826
Alternatives	7,146	(2,514)	100	17	4,749	5,405
Non-ETF Index subtotal	2,263,094	12,818	106,455	6,120	2,388,487	2,326,748
Index & iShares ETFs subtotal	3,903,531	67,618	161,106	8,471	4,140,726	4,027,941
Long-term	$5,548,883	$80,580	$194,622	$12,646	$5,836,731	$5,696,134

Current Quarter Component Changes by Product Type (Long-term)
		Net
	September 30,	inflows	Market		December 31,
	2017	(outflows)	change	FX impact (1)	2017	Average AUM (2)
Equity	$3,172,465	$35,782	$158,084	$5,310	$3,371,641	$3,281,666
Fixed income	1,788,420	42,951	18,711	5,383	1,855,465	1,817,445
Multi-asset	457,027	4,923	16,653	1,675	480,278	467,783
Alternatives:
Core	99,168	(1,570)	685	250	98,533	98,557
Currency and commodities(4)	31,803	(1,506)	489	28	30,814	30,683
Alternatives subtotal	130,971	(3,076)	1,174	278	129,347	129,240
Long-term	$5,548,883	$80,580	$194,622	$12,646	$5,836,731	$5,696,134

(1)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		December 31,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Retail:
Equity	$196,221	$4,145	$-	$26,598	$6,254	$233,218	$216,545
Fixed income	222,256	24,503	-	6,655	4,157	257,571	240,251
Multi-asset	107,997	1,143	-	10,687	1,028	120,855	114,485
Alternatives	15,478	101	-	708	446	16,733	16,541
Retail subtotal	541,952	29,892	-	44,648	11,885	628,377	587,822
iShares ETFs:
Equity	951,252	174,377	-	189,472	14,509	1,329,610	1,143,351
Fixed income	314,707	67,451	-	4,497	8,597	395,252	361,171
Multi-asset	3,149	322	-	280	10	3,761	3,262
Alternatives	18,771	3,192	-	1,478	175	23,616	21,071
iShares ETFs subtotal	1,287,879	245,342	-	195,727	23,291	1,752,239	1,528,855
Institutional:
Active:
Equity	120,699	(13,594)	-	25,681	4,399	137,185	128,133
Fixed income	536,727	(654)	-	22,537	11,440	570,050	554,549
Multi-asset	276,933	19,604	-	37,166	14,122	347,825	310,561
Alternatives	75,615	566	3,264	2,771	2,032	84,248	80,821
Active subtotal	1,009,974	5,922	3,264	88,155	31,993	1,139,308	1,074,064
Index:
Equity	1,389,004	(34,782)	-	283,684	33,722	1,671,628	1,537,730
Fixed income	498,675	87,487	-	13,932	32,498	632,592	557,465
Multi-asset	6,928	(739)	-	1,427	221	7,837	7,595
Alternatives	7,074	(2,882)	-	294	264	4,750	6,911
Index subtotal	1,901,681	49,084	-	299,337	66,705	2,316,807	2,109,701
Institutional subtotal	2,911,655	55,006	3,264	387,492	98,698	3,456,115	3,183,765
Long-term	4,741,486	330,240	3,264	627,867	133,874	5,836,731	5,300,442
Cash management	403,584	38,259	-	1,239	6,867	449,949	414,835
Advisory (4)	2,782	(1,245)	-	(205)	183	1,515	2,508
Total	$5,147,852	$367,254	$3,264	$628,901	$140,924	$6,288,195	$5,717,785

Year-over-Year Component Changes by Investment Style and Product Type (Long-term)
		Net
	December 31,	inflows		Market		December 31,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Active:
Equity	$275,033	$(18,506)	$-	$46,134	$8,548	$311,209	$293,278
Fixed income	749,996	21,541	-	28,800	14,798	815,135	783,345
Multi-asset	384,930	20,747	-	47,853	15,149	468,679	425,045
Alternatives	91,093	667	3,264	3,479	2,479	100,982	97,361
Active subtotal	1,501,052	24,449	3,264	126,266	40,974	1,696,005	1,599,029
Index and iShares ETFs:
iShares ETFs
Equity	951,252	174,377	-	189,472	14,509	1,329,610	1,143,351
Fixed income	314,707	67,451	-	4,497	8,597	395,252	361,171
Multi-asset	3,149	322	-	280	10	3,761	3,262
Alternatives	18,771	3,192	-	1,478	175	23,616	21,071
iShares ETFs subtotal	1,287,879	245,342	-	195,727	23,291	1,752,239	1,528,855
Non-ETF Index
Equity	1,430,891	(25,725)	-	289,829	35,827	1,730,822	1,589,130
Fixed income	507,662	89,795	-	14,324	33,297	645,078	568,920
Multi-asset	6,928	(739)	-	1,427	222	7,838	7,596
Alternatives	7,074	(2,882)	-	294	263	4,749	6,912
Non-ETF Index subtotal	1,952,555	60,449	-	305,874	69,609	2,388,487	2,172,558
Index & iShares ETFs subtotal	3,240,434	305,791	-	501,601	92,900	4,140,726	3,701,413
Long-term	$4,741,486	$330,240	$3,264	$627,867	$133,874	$5,836,731	$5,300,442

Year-over-Year Component Changes by Product Type (Long-term)
		Net
	December 31,	inflows		Market		December 31,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Equity	$2,657,176	$130,146	$-	$525,435	$58,884	$3,371,641	$3,025,759
Fixed income	1,572,365	178,787	-	47,621	56,692	1,855,465	1,713,436
Multi-asset	395,007	20,330	-	49,560	15,381	480,278	435,903
Alternatives:
Core	88,630	780	3,264	3,438	2,421	98,533	94,976
Currency and commodities(5)	28,308	197	-	1,813	496	30,814	30,368
Alternatives subtotal	116,938	977	3,264	5,251	2,917	129,347	125,344
Long-term	$4,741,486	$330,240	$3,264	$627,867	$133,874	$5,836,731	$5,300,442

(1)	Amount represents AUM acquired in the First Reserve Infrastructure business transaction in June 2017 (“First Reserve Transaction”).
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

				Three Months
	Three Months Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$427	$390	$37	$421	$6	$1,662	$1,591	$71
iShares ETFs	888	681	207	836	52	3,221	2,651	570
Non-ETF Index	178	166	12	170	8	687	674	13
Equity subtotal	1,493	1,237	256	1,427	66	5,570	4,916	654
Fixed income:
Active	454	421	33	442	12	1,735	1,658	77
iShares ETFs	213	184	29	210	3	808	696	112
Non-ETF Index	87	80	7	88	(1)	344	297	47
Fixed income subtotal	754	685	69	740	14	2,887	2,651	236
Multi-asset	305	278	27	289	16	1,148	1,138	10
Alternatives:
Core	170	146	24	169	1	639	634	5
Currency and commodities	24	22	2	23	1	91	83	8
Alternatives subtotal	194	168	26	192	2	730	717	13
Long-term	2,746	2,368	378	2,648	98	10,335	9,422	913
Cash management	150	118	32	144	6	558	458	100
Total base fees	2,896	2,486	410	2,792	104	10,893	9,880	1,013
Investment advisory performance fees:
Equity	95	35	60	30	65	152	102	50
Fixed income	14	4	10	9	5	34	13	21
Multi-asset	19	13	6	2	17	33	19	14
Alternatives	157	77	80	150	7	375	161	214
Total performance fees	285	129	156	191	94	594	295	299
Technology and risk management revenue(1)	180	156	24	175	5	677	595	82
Distribution fees	7	9	(2)	5	2	24	41	(17)
Advisory and other revenue:
Advisory(1)	54	41	13	25	29	128	119	9
Other	47	69	(22)	45	2	175	225	(50)
Advisory and other revenue	101	110	(9)	70	31	303	344	(41)
Total revenue	$3,469	$2,890	$579	$3,233	$236	$12,491	$11,155	$1,336

(1)

Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $234 million and $805 million for the three months and year ended December 31, 2017, respectively. The prior period amounts reported for BlackRock Solutions and advisory of $197 million and $714 million for the three months and year ended December 31, 2016, respectively, have been reclassified to conform to the current presentation.

Highlights

▪

Investment advisory, administration fees and securities lending revenue increased $410 million from the fourth quarter of 2016, reflecting the impact of higher markets and organic growth on average AUM.  Securities lending revenue of $150 million in the current quarter compared with $138 million in the fourth quarter of 2016.

Investment advisory, administration fees and securities lending revenue increased $104 million from the third quarter of 2017, driven by higher average AUM.

▪	Performance fees increased $156 million from the fourth quarter of 2016, reflecting improved performance in hedge fund and long-only equity products.

Performance fees increased $94 million from the third quarter of 2017, primarily due to seasonally higher fees from funds with a performance measurement period that ended in the fourth quarter, partially offset by strong performance from a single hedge fund with an annual performance measurement period that ends in the third quarter.

▪	Technology and risk management revenue increased $24 million from the fourth quarter of 2016 and $5 million from the third quarter of 2017, reflecting ongoing demand for Aladdin.

SUMMARY OF OPERATING EXPENSE

	Three			Three
	Months Ended			Months Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Operating expense
Employee compensation and benefits	$1,147	$987	$160	$1,088	$59	$4,255	$3,880	$375
Distribution and servicing costs	131	109	22	123	8	492	429	63
Amortization of deferred sales commissions	4	7	(3)	4	-	17	34	(17)
Direct fund expense	238	183	55	234	4	904	766	138
General and administration	448	355	93	363	85	1,462	1,301	161
Restructuring charge	-	-	-	-	-	-	76	(76)
Amortization of intangible assets	12	24	(12)	27	(15)	89	99	(10)
Total operating expense	$1,980	$1,665	$315	$1,839	$141	$7,219	$6,585	$634

Highlights

▪

Employee compensation and benefits expense increased $160 million from the fourth quarter of 2016, primarily reflecting higher incentive compensation, driven primarily by higher performance fees and operating income, and higher headcount.

Employee compensation and benefits expense increased $59 million from the third quarter of 2017, primarily reflecting higher incentive compensation, driven primarily by higher performance fees and operating income.

▪	Direct fund expense increased $55 million from the fourth quarter of 2016 and $4 million from the third quarter of 2017, reflecting higher average AUM.

▪

General and administration expense increased $93 million from the fourth quarter of 2016, reflecting higher technology and occupancy expense, as well as higher professional service fees (associated with strategic transactions, MiFID implementation, and tax reform), operating errors, contingent payments, and acquisition-related fair value adjustments.

General and administration expense increased $85 million from the third quarter of 2017, reflecting higher marketing and promotional expense, as well as higher professional service fees (associated with strategic transactions, MiFID implementation, and tax reform), operating errors, and contingent payments.

INCOME TAX EXPENSE (BENEFIT)

	Three				Three
	Months Ended				Months Ended			Year Ended
	December 31,				September 30,			December 31,
(in millions), (unaudited)	2017	2016	Change		2017	Change		2017	2016	Change
Income tax expense (benefit)	$(820)	$336	$(1,156)		$445	$(1,265)		$270	$1,290	$(1,020)
Effective tax rate	(55.2)%	28.3%	(8,350	) bps	32.0%	(8,720	) bps	5.2%	28.9%	(2,370	) bps

Highlights

▪

The fourth quarter 2017 income tax benefit included the following amounts related to the Tax Cuts and Jobs Act (the “2017 Act”) enacted in the United States. These amounts, which are based on reasonable estimates, may require further adjustments as additional guidance from the U.S. Department of the Treasury is provided, changes in the Company’s assumptions, and as further information and interpretations become available:

o	$106 million tax expense related to the revaluation of certain deferred income tax assets;

o	$1,758 million noncash tax benefit related to the revaluation of certain deferred income tax liabilities (which was excluded from as adjusted results); and

o	$477 million tax expense related to the mandatory deemed repatriation of undistributed foreign earnings and profits (which was excluded from as adjusted results).

▪	In addition, the fourth quarter 2017 income tax benefit included an $84 million discrete tax benefit, primarily related to stock-based compensation awards.

▪

Third quarter 2017 income tax expense included a $19 million net noncash tax expense (which was excluded from as adjusted results) related to the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes.

SUMMARY AND RECONCILIATION OF U.S. GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), AS ADJUSTED

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Nonoperating income (expense), GAAP basis	$1	$(38)	$39	$10	$(9)	$5	$(110)	$115
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	6	-	6	12	(6)	37	(2)	39
Nonoperating income (expense), as adjusted(1)(2)	$(5)	$(38)	$33	$(2)	$(3)	$(32)	$(108)	$76

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Net gain (loss) on investments(1)(2)
Private equity	$-	$(5)	$5	$7	$(7)	$21	$6	$15
Real assets	15	3	12	1	14	17	8	9
Other alternatives(3)	4	8	(4)	11	(7)	38	21	17
Other investments(4)	8	-	8	10	(2)	43	22	21
Subtotal	27	6	21	29	(2)	119	57	62
Other gains	-	-	-	-	-	5	-	5
Total net gain (loss) on investments(1)(2)	27	6	21	29	(2)	124	57	67
Interest and dividend income	14	7	7	15	(1)	49	40	9
Interest expense	(46)	(51)	5	(46)	-	(205)	(205)	-
Net interest expense	(32)	(44)	12	(31)	(1)	(156)	(165)	9
Nonoperating income (expense), as adjusted(1)(2)	$(5)	$(38)	$33	$(2)	$(3)	$(32)	$(108)	$76

(1)	Net of net income (loss) attributable to NCI.
(2)

Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to results. For more information on other as adjusted items and the reconciliation to GAAP see notes (1) through (3) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 12 and 13.

(3)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(4)	Amounts primarily include net gains (losses) related to equity and fixed income investments.

ECONOMIC TANGIBLE ASSETS

The Company presents economic tangible assets as additional information to enable investors to exclude certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	December 31,	December 31,
(in billions), (unaudited)	2017 (Est.)	2016
Total balance sheet assets	$223	$220
Separate account assets and separate account collateral held under securities lending agreements	(176)	(177)
Consolidated sponsored investment funds	(1)	(1)
Goodwill and intangible assets, net	(31)	(30)
Economic tangible assets	$15	$12

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2017	2016	2017	2017	2016
Operating income, GAAP basis	$1,489	$1,225	$1,394	$5,272	$4,570
Non-GAAP expense adjustments:
Restructuring charge	-	-	-	-	76
PNC LTIP funding obligation	3	7	4	15	28
Operating income, as adjusted	$1,492	$1,232	$1,398	$5,287	$4,674
Revenue, GAAP basis	$3,469	$2,890	$3,233	$12,491	$11,155
Non-GAAP adjustments:
Distribution and servicing costs	(131)	(109)	(123)	(492)	(429)
Amortization of deferred sales commissions	(4)	(7)	(4)	(17)	(34)
Revenue used for operating margin measurement	$3,334	$2,774	$3,106	$11,982	$10,692
Operating margin, GAAP basis	42.9%	42.4%	43.1%	42.2%	41.0%
Operating margin, as adjusted	44.8%	44.4%	45.0%	44.1%	43.7%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 13 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions, except per share data), (unaudited)	2017	2016	2017	2017	2016
Net income attributable to BlackRock, Inc., GAAP basis	$2,304	$851	$947	$4,970	$3,172
Non-GAAP adjustments:
Restructuring charge (including $23 tax benefit)	-	-	-	-	53
PNC LTIP funding obligation, net of tax	2	5	3	11	19
The 2017 Act:
Deferred tax revaluation (noncash)	(1,758)	-	-	(1,758)	-
Deemed repatriation tax	477	-	-	477	-
Other income tax matters	(3)	(4)	19	16	(30)
Net income attributable to BlackRock, Inc., as adjusted	$1,022	$852	$969	$3,716	$3,214
Diluted weighted-average common shares outstanding(3)	163.8	165.9	163.8	164.4	166.6
Diluted earnings per common share, GAAP basis(3)	$14.07	$5.13	$5.78	$30.23	$19.04
Diluted earnings per common share, as adjusted(3)	$6.24	$5.14	$5.92	$22.60	$19.29

See notes (2) and (3) to the Condensed Consolidated Statements of Income and Supplemental Information on page 13 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented.  Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

▪

Operating income, as adjusted, includes non-GAAP expense adjustments.  The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value.  For the year ended December 31, 2016, a restructuring charge comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide an analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented.

▪

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products.  In addition, management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The noncash deferred tax revaluation benefit of $1,758 million and the other income tax matters noncash benefit of $3 million were primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented. A deemed repatriation tax expense of $477 million has been excluded from the as adjusted results due to the one-time nature and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted average common shares outstanding.

(3) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) changes in law and policy and uncertainty pending any such changes; (12) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (13) the ability to attract and retain highly talented professionals; (14) fluctuations in the carrying value of BlackRock’s economic investments; (15) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (16) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (17) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (18) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (19) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (20) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2017 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2017. The performance data does not include accounts terminated prior to December 31, 2017 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2017 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.